ALGOMA STEEL INC

PROXY SOLICITED BY MANAGEMENT

The undersigned holder of Common Shares of ALGOMA STEEL INC. hereby appoints Benjamin Duster, or failing him, Denis Turcotte, or instead of either of the foregoing ______________________________________ as nominee to attend and to act for and on behalf of the undersigned at the Annual and Special Meeting of Shareholders of the Corporation to be held on Thursday, May 22, 2003 and any adjournment thereof and specifies that the shares registered in the name of the undersigned are to be:

VOTED         WITHHELD FROM VOTING         in the election of Directors

VOTED         WITHHELD FROM VOTING         in the appointment and the remuneration of the auditors

VOTED

FOR             VOTED AGAINST                          approval of the creation of the Restricted Share Unit Plan

VOTED

FOR            VOTED AGAINST                          approval of the creation of the Share Option Plan

________________________________             ________________________, 2003

Signature of Shareholder                                                           Date

A shareholder has the right to appoint a person (who need not be a shareholder) to represent the shareholder at the meeting other than those persons designated above.  A shareholder may do so by inserting the name of such other person in the blank space provided or by completing and depositing another form of proxy.

A proxy must be signed by the shareholder or the shareholder's attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney thereof.

If a proxy is not dated, it will be deemed to bear the date on which it was mailed by the Corporation.